M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer Mack-Cali Realty Corporation (732) 590-1000	Ilene Jablonski Vice President of Marketing Mack-Cali Realty Corporation (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FIRST QUARTER RESULTS

Edison, New Jersey—April 25, 2013—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2013.

Recent highlights include:

-	Reported funds from operations of $0.63 per diluted share;

-	Reported net income of $0.13 per diluted share;

-	Acquired luxury multi-family properties in Metro Boston;

-	Acquired joint venture interest in luxury multi-family property in Arlington, Virginia; and

-	Sold Westchester County property.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended March 31, 2013 amounted to $63.0 million, or $0.63 per share.

Net income available to common shareholders for the first quarter 2013 equaled $11.6 million, or $0.13 per share.

Total revenues for the first quarter 2013 were $181.8 million.

All per share amounts presented above are on a diluted basis.

The Company had 87,923,776 shares of common stock, and 12,081,440 common operating partnership units outstanding as of March 31, 2013. The Company had a total of 100,005,216 common shares/common units outstanding at March 31, 2013.

As of March 31, 2013, the Company had total indebtedness of approximately $2.3 billion, with a weighted average annual interest rate of 5.68 percent.

The Company had a debt-to-undepreciated assets ratio of 38.1 percent at March 31, 2013. The Company had an interest coverage ratio of 3.1 times for the quarter ended March 31, 2013.

Mitchell E. Hersh, president and chief executive officer, commented, “During the quarter we continued to execute on our strategy of recycling our capital out of non-core assets to fuel our diversification into multi-family residential.”

ACQUISITIONS

In January, the Company acquired Alterra at Overlook Ridge 1A, a 310-unit multi-family rental property located in Revere, Massachusetts, for approximately $61.3 million in cash. In April, the Company acquired Alterra at Overlook Ridge 1B, a 412-unit multi-family property in Revere, Massachusetts, for approximately $88 million. The Company funded the acquisitions primarily through borrowings under the Company’s unsecured revolving credit facility.

In March, the Company entered into a joint venture with a fund advised by UBS Global Asset Management to form Crystal House Apartments Investors LLC which acquired an 828-unit multi-family property known as Crystal House located in Arlington, Virginia for approximately $262.5 million. The acquisition included vacant land to accommodate the development of approximately 295 additional units of which 252 are currently approved. The Company holds a 25 percent interest in the Crystal House property and a 50 percent interest in the vacant land. The luxury multi-family property currently consists of two twelve-story towers with garage and surface parking.

SALES

In April, the Company sold 19 Skyline Drive, located in Hawthorne, New York, for approximately $16 million. The vacant five-story, 248,400-square-foot building was sold to New York Medical College, a member of the Touro College and University System.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 86.0 percent leased at March 31, 2013, as compared to 87.2 percent leased at December 31, 2012.

For the quarter ended March 31, 2013, the Company executed 153 leases at its consolidated in-service portfolio totaling 1,028,903 square feet, consisting of 753,670 square feet of office space, 261,643 square feet of office/flex space and 13,590 square feet of industrial/warehouse space. Of these totals, 245,781 square feet were for new leases and 783,122 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-
The Ayco Company, L.P., a provider of financial counseling and education services for corporate executives and employees, signed a renewal of 38,878 square feet at 8 Campus Drive, located in Mack-Cali Business Campus in Parsippany. The 215,265 square-foot office building is 59.5 percent leased.

-
Kiewit Infrastructure Co., a construction, mining, and engineering corporation, signed a transaction totaling 53,730 square feet consisting of a 42,640 square-foot renewal and an 11,090 square-foot expansion at 470 Chestnut Ridge Road in Woodcliff Lake. With its expansion, Kiewit now leases the entire building.

-
The Sherwin-Williams Company, a specialty retailer of paint and painting supplies, signed a renewal for 37,055 square feet at 10 Mountainview Road in Upper Saddle River. The 192,000 square-foot office building is 82.4 percent leased.

-
Morgan Stanley Smith Barney Financing LLC, a global financial services firm, signed a renewal for 26,262 square feet at Mack-Cali Centre III, 140 East Ridgewood Avenue in Paramus. The 239,680 square-foot office building is 91.9 percent leased.

-
Decisions Resources LLC, a provider of market research publications, advisory services, and consulting for the healthcare industry, signed a new lease for 22,453 square feet at 5 Wood Hollow Road in Parsippany. The 317,040 square-foot office building is 95.2 percent leased.

CENTRAL NEW JERSEY:
-
UBS Financial Services Inc., a global financial services firm, signed a transaction totaling 26,713 square feet consisting of a 23,373 square-foot renewal and a 3,340 square-foot expansion at One River Centre, 331 Newman Springs Road, Building One in Middletown. The 122,594 square-foot office building is 86.1 percent leased. The three-building office complex, totaling 437,472 square feet, is 95.4 percent leased.

-
TT Government Solutions Inc., a subsidiary of Applied Communication Sciences, signed a new lease for 27,635 square feet at One River Center, 331 Newman Springs Road, Building Two in Middletown. The 120,360 square-foot office building is 97.5 percent leased.

-
Paychex North America Inc., a provider of payroll, human resource, and benefits outsourcing solutions, signed a renewal for 30,156 square feet at 30 Knightsbridge Road in Piscataway. The four-building office complex, totaling 680,350 square feet, is 92.7 percent leased.

-
Groundwater & Environmental Services, Inc., a provider of environmental consulting, engineering, and technical field services, signed a renewal for 30,070 square feet at 1340 Campus Parkway in Wall Township. The 72,502 square-foot office/flex building, located in Monmouth Shores Corporate Park, is 100 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-
Publishers Circulation Fulfillment, Inc., a provider of distribution solutions for publications, signed a renewal for 24,112 square feet at 300 Executive Boulevard in Elmsford. The 60,000 square-foot office/flex building, located in Cross Westchester Executive Park, is 100 percent leased.

SUBURBAN PHILADELPHIA:
-
Prism Color Corp., a provider of prepress and printing services, signed a renewal for 37,320 square feet at 31 Twosome Drive in Moorestown. The 84,200 square-foot office/flex building, located in Moorestown West Corporate Center, is 100 percent leased.

WASHINGTON DC/MARYLAND:
-
Bozzuto & Associates, Inc., a diversified residential real estate company, signed a new lease for 74,117 square feet at 6406 Ivy Lane in Greenbelt. The 163,857 square-foot office building, located in Capital Office Park, is 58.4 percent leased. The 842,258 square-foot office complex is 76.0 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the first quarter 2013 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/1st.quarter.sp.13.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2013, as follows:

Full Year
2013 Range
Net income available to common shareholders	$0.79 - $0.95
Add: Real estate-related depreciation and amortization	1.97
Deduct: Discontinued operations - Realized (gains) losses
and unrealized losses on disposition of rental property, net	(0.39)
Funds from operations available to common shareholders	$2.37 - $2.53

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, April 25, 2013 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=4942766

The live conference call is also accessible by calling (719) 325-2491 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on April 25, 2013 through May 2, 2013.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 6279846.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

First Quarter 2013 Form 10-Q:
http://www.mack-cali.com/file-uploads/1st.quarter.10q.13.pdf

First Quarter 2013 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/1st.quarter.sp.13.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 279 properties, consisting of 270 office and office/flex properties totaling approximately 31.3 million square feet and nine multi-family rental properties containing over 3,300 residential units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended March 31,
Revenues	2013	2012
Base rents	$143,263	$144,288
Escalations and recoveries from tenants	20,748	19,409
Construction services	8,226	3,463
Real estate services	6,443	1,171
Parking income	1,399	1,611
Other income	1,753	7,881
Total revenues	181,832	177,823

Expenses
Real estate taxes	22,976	22,384
Utilities	17,359	15,816
Operating services	27,394	25,256
Direct construction costs	7,825	3,278
Real estate services expenses	4,952	504
General and administrative	12,017	10,793
Depreciation and amortization	46,504	46,594
Total expenses	139,027	124,625
Operating income	42,805	53,198

Other (Expense) Income
Interest expense	(29,869)	(30,548)
Interest and other investment income	6	13
Equity in earnings of unconsolidated joint ventures	(1,750)	600
Total other (expense) income	(31,613)	(29,935)
Income from continuing operations	11,192	23,263
Discontinued Operations:
Income (loss) from discontinued operations	1,897	1,992
Realized gains (losses) and unrealized losses on disposition of rental property, net	--	4,012
Total discontinued operations, net	1,897	6,004
Net income	13,089	29,267
Noncontrolling interest in consolidated joint ventures	62	79
Noncontrolling interest in Operating Partnership	(1,365)	(2,846)
Noncontrolling interest in discontinued operations	(230)	(733)
Net income available to common shareholders	$11,556	$25,767

PER SHARE DATA:

Basic earnings per common share	$0.13	$0.29

Diluted earnings per common share	$0.13	$0.29

Basic weighted average shares outstanding	87,669	87,799

Diluted weighted average shares outstanding	99,849	100,062

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended March 31,
	2013	2012
Net income available to common shareholders	$11,556	$25,767
Add: Noncontrolling interest in Operating Partnership	1,365	2,846
Noncontrolling interest in discontinued operations	230	733
Real estate-related depreciation and amortization on continuing operations (1)	49,588	47,501
Real estate-related depreciation and amortization on discontinued operations	297	1,644
Deduct: Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	--	(4,012)
Funds from operations available to common shareholders (2)	$63,036	$74,479

Diluted weighted average shares/units outstanding (3)	99,849	100,062

Funds from operations per share/unit – diluted	$0.63	$0.74

Dividends declared per common share	$0.45	$0.45

Dividend payout ratio:
Funds from operations-diluted	71.28%	60.46%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$4,916	$5,826
Tenant improvements and leasing commissions (4)	$14,182	$9,550
Straight-line rent adjustments (5)	$6,409	$1,390
Amortization of (above)/below market lease intangibles, net	$566	$406

(1)
Includes the Company’s share from unconsolidated joint ventures of $3,154 and $993 for the quarters ended March 31, 2013 and 2012, respectively. Excludes non-real estate-related depreciation and amortization of $70 and $86 for the quarters ended March 31, 2013 and 2012, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,098 and 12,193 shares for the quarters ended March 31, 2013 and 2012, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(5)	Includes the Company’s share from unconsolidated joint ventures of $(14) and $17 for the quarters ended March 31, 2013 and 2012, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended March 31,
	2013	2012
Net income available to common shareholders	$0.13	$0.29
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.50	0.47
Real estate-related depreciation and amortization on discontinued operations	--	0.02
Deduct: Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	--	(0.04)
Funds from operations available to common shareholders (2)	$0.63	$0.74

Diluted weighted average shares/units outstanding (3)	99,849	100,062

(1)	Includes the Company’s share from unconsolidated joint ventures of $0.03 and $0.01 for the quarters ended March 31, 2013 and 2012, respectively.
(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,098 and 12,193 shares for the quarters ended March 31, 2013 and 2012, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31,	December 31,
	2013	2012
Assets
Rental property
Land and leasehold interests	$779,583	$782,315
Buildings and improvements	4,114,633	4,104,472
Tenant improvements	457,816	489,608
Furniture, fixtures and equipment	2,905	3,041
	5,354,937	5,379,436
Less - accumulated deprec. & amort.	(1,439,975)	(1,478,214)
	3,914,962	3,901,222
Rental property held for sale, net	103,474	60,863
Net investment in rental property	4,018,436	3,962,085
Cash and cash equivalents	24,184	58,245
Investments in unconsolidated joint ventures	158,505	132,339
Unbilled rents receivable, net	146,327	139,984
Deferred charges and other assets, net	208,293	204,874
Restricted cash	20,419	19,339
Accounts receivable, net	9,105	9,179

Total assets	$4,585,269	$4,526,045

Liabilities and Equity
Senior unsecured notes	$1,446,987	$1,446,894
Revolving credit facility	92,000	--
Mortgages, loans payable and other obligations	757,700	757,495
Dividends and distributions payable	44,916	44,855
Accounts payable, accrued expenses and other liabilities	131,960	124,822
Rents received in advance and security deposits	52,578	55,917
Accrued interest payable	21,772	27,555
Total liabilities	2,547,913	2,457,538
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
87,923,776 and 87,536,292 shares outstanding	879	875
Additional paid-in capital	2,533,238	2,530,621
Dividends in excess of net earnings	(792,446)	(764,522)
Total Mack-Cali Realty Corporation stockholders’ equity	1,741,671	1,766,974

Noncontrolling interests in subsidiaries:
Operating Partnership	239,320	245,091
Consolidated joint ventures	56,365	56,442
Total noncontrolling interests in subsidiaries	295,685	301,533

Total equity	2,037,356	2,068,507

Total liabilities and equity	$4,585,269	$4,526,045